Asset Purchase Agreement


This Asset Purchase Agreement (the "Agreement") is made this 12th day of January 2004 between USA SportsNet Company located at 8125 Monetary Drive, Suite H5, Riviera Beach, Florida 33404, hereinafter "USASN" and American Capital Holdings, Inc. hereinafter "ACH". ACH's mailing address is Post Office Box 752, Jupiter, FL 33468-0752.

                                     Recitals

WHEREAS, Pursuant to an Agreement between parties on November 20, 2003, USASN is desirous to purchase certain assets of the original American Capital Holdings (ACH) in order to avail itself of ACH's expertise, background and knowledge of, but not limited to, creative management, spin offs, ETIPS, GPICS and ETIGS securities, structuring of joint ventures and acquisitions. USASN is willing to purchase said assets and explore business opportunities based upon the terms and conditions herein contained.

WHEREAS, ACH agrees to sell said assets (see List A, attached herewith) to USASN in accordance with the following terms and conditions and is able to perform pursuant to them:

NOW and THEREFORE, in consideration of the recitals, promises and conditions contained herein, USASN and ACH agree as following:

1)   Acquisition: USASN hereby agrees to:
     Purchase said assets of ACH for 95% of its outstanding shares, which amounts to 49,955,112 after effectuating a reverse split of 20 to 1 resulting in 2,497,756 shares for the pre-acquisition USASN shareholders. ACH (later referred to as ACPH) will be issued 47,457,356 shares. ACH agrees to buy up all fractional shares from post-reverse shareholders for cash.

     USASN will effectuate the surrender of its total pre-spin off outstanding shares which equates to one hundred (100) shares presently in the name of eCom eCom.com, Inc. along with all corporate records.

     Establish an updated post-acquisition shareholder list with Florida Atlantic Stock Transfer (FAST), which reflects a post spin off from eCom eCom.com, Inc. Date of Record of January 5, 2004.

     Advise regarding marketing programs for growth of existing business and creation of new business opportunities including potential mergers or acquisitions.

2)   ACH hereby agrees to:
     Change the name from USASN to American Capital Holdings, Inc. (to be referred to as ACPH). Also to apply to the American Stock Exchange for listing as soon as it can qualify.

3)   Officers and Directors:
     David J. Panaia, USASN President and sole Director shall resign both offices and be appointed to the Board of Directors of ACPH.

     Richard C. Turner will be appointed Treasurer and a member of the Board of Directors of ACPH.

4)   Compensation to Treasurer:
     ACPH agrees to compensate the Treasurer as follows Fifty Thousand ($50,000) Dollars Per Year with a minimum annual bonus of Fifty Thousand ($50,000) U.S. Dollars with compensation beginning February 15, 2003.

5)   Other Conditions:
     In addition to the $250,000,000 Private Placement Offering and an SEC S-1 registration statement, ACPH will also complete the process of the spin off process pursuant to SEC Staff Legal Bulletin 4 started on 10/21/03, including the completion of a successful filing of a Form 10 with the SEC covering the existing Treasury Shares of USASN/APCH which equates to 76,600 Free Trading Treasury Shares of USAN/APCH. All the other shares will be held in escrow until released by the ACHP Board of Directors.

     ACPH will obtain a new CUSIP number and trading symbol.

6) Notice: Notice pursuant to this agreement shall be considered valid by personal service or depositing in United States Postal Service certified mail to the address heretofore given by the parties. Each party, upon written notice, may change the address of notice.

7) Benefit of Agreement: This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs and successors and assigns.

8) Governing Law: This agreement shall be governed and construed by the Laws of the State of Florida.

9) Assignment: No assignment, in part or whole shall be made of this agreement without the written consent of both parties and should such assignment be made without consent, such assignment will constitute a breach of this agreement.

10) Entire Agreement: This agreement constitutes the entire agreement and may be modified only in writing with concurrence of both parties.

11) Litigation: Upon the event of litigation, the prevailing party shall be entitled to fees and expenses as awarded by a competent jurisdiction from the other party.

In witness whereof, both parties hereby agree to this Agreement this 12th day of January 2004.

USA SportsNet Company:                    American Capital Holdings, Inc.

BY: /s/ David J. Panaia                    BY: /s/ Barney A. Richmond
   _____________________                       _______________________
   David J. Panaia, President               Barney A. Richmond, President